3.1(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GROW VENTURES CORP.
                               -------------------



         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is GROW VENTURES CORP.

         2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and substituting in lieu of said Article the following new Article:

                  "FIRST: The name of the corporation (hereinafter called the "Corporation") is GVC VENTURE CORP."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on December 15, 1989.



                                            /s/ Gordon L. Banks, President
                                            ------------------------------------
                                            Gordon L. Banks, President


Attest:


/s/ Marc J. Hanover
---------------------------------
Marc J. Hanover, Secretary